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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 10, 2005

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)

          Delaware                    1-15615                 36-1433610
(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification No.)

155 North Wacker Drive, Suite 500, Chicago, Illinois             60606
      (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's Telephone Number, Including Area Code: 312-782-6800

                                 Not Applicable

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

      On August 10, 2005, the Company entered into an employment agreement with Beryl Raff in connection with her joining the Company as its Chief Executive Officer. The Company also entered into an indemnification agreement with Ms. Raff in connection with her appointment to the Board of Directors of the Company.

      A copy of each of the employment agreement and the indemnification agreement is attached as Exhibit 10.1 and 10.2, respectively, to this report and is incorporated herein by reference. The material terms of these agreements are described under Item 5.02 of this report and are incorporated herein by reference.

      On August 12, 2005, the Company issued a press release announcing that the Company granted Ms. Raff an inducement stock option award for the purchase of 325,000 shares of common stock of the Company at a purchase price of $6.63 per share. This award was granted on August 10, 2005 pursuant to the terms of the employment agreement and as a material inducement to her joining the Company. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference. A copy of the stock option award is attached as Exhibit 10.3 to this report and is incorporated herein by reference. The material terms of the award are described under Item 5.02 of this report and are incorporated herein by reference.

      On August 11, 2005, the Company entered into an amendment to its employment agreement with Lucinda M. Baier. A copy of the amendment is attached as Exhibit 10.4 to this report and is incorporated herein by reference. The material terms of the amendment are described under Item 5.02 of this report and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On August 12, 2005, the Company issued a press release announcing that Beryl Raff, age 54, has been appointed as Chief Executive Officer of the Company. Ms. Raff's employment with the Company as Chief Executive Officer of the Company was effective August 10, 2005. In addition, Ms. Raff has been elected as a director of the Company effective on the first day that she reports for active employment with the Company, which is expected to be in approximately 30 days. The size of the Board of Directors of the Company has been increased to six effective upon Ms. Raff joining the Board. Ms. Raff will be a Class II director with a term scheduled to expire in 2007. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

      Ms. Raff has served as Senior Vice President and General Merchandise Manager of Fine Jewelry for JC Penney Company since 2001. Previously, Ms. Raff was with Zale Corp. for six years, including as its Chief Executive Officer from September 1999 to February 2001 and as Chairman from September 2000 until February 2001. Prior to joining Zale in 1994, Ms. Raff worked for Macy's Department Stores, where she held executive jobs with responsibility for Macy's jewelry business. Ms. Raff is a member of the Board of Directors of Jo-Ann Stores, Inc.

      Under the terms of the employment agreement, Ms. Raff will receive an initial annual base salary of $500,000. She will also receive cash payments in the amount of $1,950,000 as transition compensation, payable in four equal installments of $487,500 on each of August 12, 2005, February 1, 2006, February 1, 2007 and

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February 1, 2008. If the Company does not obtain a letter of credit relating to the 2006-2008 payments prior to August 22, 2005, those payments will be required to be made in two installments of $487,500 each on August 12, 2005 and August 23, 2005 and one installment of $975,000 on February 1, 2006. Ms. Raff also received an additional transition payment of $15,000 on August 12, 2005.

      Beginning with the fiscal year ending January 31, 2006, Ms. Raff will be eligible for an annual cash bonus under an arrangement to be approved by the Compensation Committee of the Board of Directors of the Company. The bonus arrangement will provide for a target bonus of not less than 35% of her base salary and a maximum bonus opportunity of not less than 120% of her base salary. The minimum annual cash bonus opportunity for the fiscal years ending January 31, 2007 and 2008 will be 40% of her base salary. Pursuant to the employment agreement, Ms. Raff's annual bonus for the fiscal year ending January 31, 2006 will not be less than $175,000 and the sum of the annual bonus and base salary for each of the fiscal years ending January 31, 2007 and 2008 will not be less than $675,000. In addition, Ms. Raff will, in the sole discretion of the Compensation Committee, be eligible during her employment with the Company to be granted stock options, restricted stock and/or other equity-based compensation awards. Under the terms of the employment agreement Ms. Raff received an employment inducement stock option award for the purchase of 325,000 shares of common stock of the Company at a purchase price of $6.63 per share and will receive an additional award of 125,000 stock options under the Company's 1997 Long-Term Incentive Plan on August 10, 2006. The terms of the inducement award are described below.

      The employment agreement is for an initial term of three years, subject to earlier termination, and will be automatically extended for one additional year unless either party gives written notice of termination at least 60 days prior to the expiration of the term. The employment agreement also provides that Ms. Raff shall serve as a director of the Company, subject to her election as such by the stockholders of the Company as applicable.

      The employment agreement provides that if Ms. Raff's employment is terminated without Cause (as defined in the employment agreement) during the employment period and prior to a change in control of the Company, she will continue to receive her base salary and target annual bonus payments for the duration of the employment period or, if greater, an amount equal to the sum of her then base salary and target annual bonus as of the date of termination payable in monthly installments over a 12 month period. If Ms. Raff's employment is terminated without Cause within 18 months after a change in control of the Company she will receive a lump sum payment equal to 2.99 times the sum of her then base salary and target annual bonus. If Ms. Raff's employment is terminated without Cause after the employment period, she will receive an amount equal to her then base salary through the first anniversary of the date of termination of her employment. The Company will continue to pay Ms. Raff the installments of her transition compensation described above. In addition, Ms. Raff will be entitled to her accrued base salary through and including the date of termination and employee benefits to which she is entitled in accordance with the terms of the plans and programs of the Company. The severance payments described above will be reduced by the amount of any compensation that Ms. Raff receives from a subsequent employer or from self-employment. Ms. Raff will also receive these payments if she terminates her employment with Good Reason (as defined in the employment agreement). In order to receive the severance payments described above, Ms. Raff must execute a mutual release and non-disparagement agreement.

      The employment agreement also provides Ms. Raff with certain benefits, including participation in the Company's employee benefit plans generally available to executives of the company and relocation assistance. The employment agreement also contains confidentiality, noncompete and nonsolicitation covenants from Ms. Raff.

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      The employment inducement stock option award granted to Ms. Raff will vest in three equal annual installments commencing August 10, 2006. The purchase price per share is $6.63. Any unvested portion of the award will be forfeited upon the termination of Ms. Raff's employment with the Company, except if Ms. Raff's employment is terminated by her for Good Reason (as defined in the employment agreement) or if there is change of control of the Company, in which case the option will vest in full. In addition, if Ms. Raff's employment is terminated by the Company for Cause, the award will be forfeited upon termination.

      In connection with her election as a director of the Company, Ms. Raff entered into an indemnification agreement. The indemnification agreement generally requires the Company to indemnify and hold Ms. Raff harmless to the greatest extent permitted by law for liabilities arising out of her service to the Company as a director, officer, employee, controlling person, fiduciary or other agent or affiliate of the Company, or any subsidiary of the Company, except that the Company will not be required to indemnify Ms. Raff for any intentional malfeasance by her or any act undertaken by her where she did not in good faith believe she was acting in the best interests of the Company, or for any other acts, omissions or transactions from which she may not be relieved of liability under applicable law. The indemnification agreement also provides for the advancement of defense expenses by the Company. The obligation of the Company to make an advance payment of expenses to Ms. Raff is subject to the condition that, if, when and to the extent that it is determined pursuant to the terms of the indemnification agreement that she would not be permitted to be indemnified under applicable law, the Company will be entitled to be reimbursed by her for all amounts previously paid

      In connection with Ms. Raff's appointment, Lucinda M. Baier has stepped down as Chief Executive Officer of the Company effective August 11, 2005. Ms. Baier will continue to serve as President and Chief Operating Officer of the Company. The Company and Ms. Baier have entered into an amendment, effective August 11, 2005, to the employment agreement between the Company and Ms. Baier dated November 30, 2004. Pursuant to this amendment Ms. Baier's term of employment under the employment agreement will continue to December 9, 2005 and from and after such date Ms. Baier's employment by the Company will be at will. During the remaining term of the employment agreement, as amended, Ms. Baier's annual base salary will be $500,000. Under the terms of the employment agreement, as amended, if the Company terminates Ms. Baier's employment without Cause (as defined in the employment agreement) or Ms. Baier terminates her employment within 60 days prior to December 9, 2005, Ms. Baier will be entitled to receive payment of an amount equal to her monthly base salary for a period of 12 months, any accrued but unpaid salary and vacation and annual bonus through and including the effective date of the termination of her employment (determined on a pro rata basis for the number of days of the fiscal year for which she was employed by the Company), such annual bonus to be paid following the Compensation Committee's determination of her annual bonus, if any, for the fiscal year in which the termination of employment occurred, and other employee benefits to which she was entitled on the date of the termination of her employment in accordance with the terms of the applicable plans. In order to receive the severance payments described above, Ms. Baier must execute a mutual release and non-disparagement agreement.


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Item 9.01   Financial Statements and Exhibits

(c) Exhibits.

Exhibit
  No.       Exhibit
-------     -------

10.1 Employment Agreement, dated as of August 10, 2005, between the Company and Beryl Raff

10.2 Indemnification Agreement, dated August 10, 2005, between the Company and Beryl Raff

10.3 Non Qualified Stock Option Agreement, dated August 10, 2005, between the Company and Beryl Raff

10.4 Amendment, effective August 11, 2005, to Employment Agreement, dated November 30, 2004, between the Company and Lucinda M. Baier

99.1 Press Release dated August 12, 2005, announcing the appointment of Beryl Raff as Chief Executive Officer of the Company

99.2 Press Release dated August 12, 2005, announcing the provision of an employment inducement award to Beryl Raff, Chief Executive Officer of the Company

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WHITEHALL JEWELLERS, INC.
                                                  (Registrant)

                                            By: /s/ John R. Desjardins
                                                -------------------------------
                                                 John R. Desjardins
                                                 Executive Vice President
                                                 and Chief Financial Officer

Date: August 15, 2005

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                                  EXHIBIT INDEX

           The following exhibit is furnished herewith as noted below.

Exhibit No.                        Exhibit
----------- -------------------------------------------------------------------
10.1        Employment Agreement, dated as of August 10, 2005, between the
            Company and Beryl Raff

10.2        Indemnification Agreement, dated August 10, 2005, between the
            Company and Beryl Raff

10.3 Non Qualified Stock Option Agreement, dated August 10, 2005, between the Company and Beryl Raff

10.4        Amendment, effective August 11, 2005, to Employment Agreement, dated
            November 30, 2004, between the Company and Lucinda M. Baier

99.1        Press Release dated August 12, 2005, announcing the appointment of
            Beryl Raff as Chief Executive Officer of the Company

99.2 Press Release dated August 12, 2005, announcing the provision of an employment inducement award to Beryl Raff, Chief Executive Officer of the Company